     The following statement is provided by the undersigned to accompany the Quarterly Report on Form 10-Q of eLoyalty Corporation for the quarter ended June 29, 2002 pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed pursuant to any provision of the Securities Exchange Act of 1934 or any other securities law:

     The undersigned certifies that the Quarterly Report on Form 10-Q of eLoyalty Corporation for the quarter ended June 29, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of eLoyalty Corporation.

/s/ Kelly D. Conway
Kelly D. Conway
Chief Executive Officer
eLoyalty Corporation

August 13, 2002